UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 8, 2015

MONGOLIA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-54230	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 W. Sahara Avenue, Suite 800

Las Vegas, Nevada 89102

(Address of Principal Executive Offices) (Zip Code)

(702) 949-9449

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Explanatory Note: this Form 8-K/A is being filed solely to add Mr. Polep’s resignation from the Board of Directors.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Richard Polep as Chief Financial Officer

On September 8, 2015, Richard Polep resigned as the Chief Financial Officer and from the Board of Directors of Mongolia Holdings, Inc., a Delaware corporation (the “Company”). Mr. Polep’s resignation is not a result of any conflict with the Company.

Appointment of Tadd McKenzie as the Interim Chief Financial Officer

On September 8, 2015, Mr. Tadd McKenzie was appointed as the Interim Chief Financial Officer of the Company. Mr. McKenzie will serve for one year or until a permanent CFO is appointed unless such period is extended or terminated earlier pursuant to the terms of his agreement. As compensation for Mr. McKenzie’s service as the Interim Chief Financial Officer, he will receive either 200,000 shares of common stock or common stock purchase warrants for the purchase of up to 200,000 shares for five years at an exercise price equal to the current market value on the date of issuance, whichever he chooses.

Mr. Tadd McKenzie has over fifteen years of experience in the accounting field. He has worked with Berti Spechler Sarmiento McKay & Company, LLP in Santa Barbara as a CPA, Client Manager and Tax Professional since 2001. Mr. McKenzie prepares financial statements for high net worth individuals and corporations and partnerships in a wide array of industries. Additionally, he reviews tax returns, provides tax planning, compliance and bookkeeping services. Mr. McKenzie also served as a Controller at Sirigen, Inc. where he designed internal systems, strengthened controls and successfully implanted and maintained an internal accounting system he designed. Mr. McKenzie is an excellent problem-solver with an impressive ability to manage large, highly-complex projects. He is a trusted mentor, team-builder and motivator who moves fluidly between executive, professional and support positions.

Mr. McKenzie has a bachelor’s degree in Business Economics with an Accounting emphasis from the University of California Santa Barbara and is a Certified Public Accountant.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

           (d)         Exhibits.

Exhibit Number	Description
10.1	Agreement effective as of September 8, 2015 between Mongolia Holdings, Inc. and Tadd McKenzie.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2015	MONGOLIA HOLDINGS, INC.

By: /s/ Gary D. Kucher
Name: Gary D. Kucher
Title: Chief Executive Officer